UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 10, 2006
Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The Registrant and Emdeon Practice Services, Inc., a wholly owned subsidiary of the Registrant, have entered into a Letter Agreement, dated as of July 10, 2006, with Andrew C. Corbin, who currently serves as both Executive Vice President and Chief Financial Officer of the Registrant and as Chief Executive Officer of the Registrant’s Emdeon Practice Services segment (“EPS”). As previously announced, the Registrant is currently evaluating various strategic alternatives for EPS, including the potential divestiture of EPS. The Letter Agreement amends the Employment Agreement, dated September 23, 2003, between Emdeon and Mr. Corbin, which had previously been amended on November 3, 2005. We refer to the Employment Agreement, as amended by the July 10, 2006 Letter Agreement, as the Amended Agreement. We refer to the Employment Agreement, as amended on November 3, 2005, as the Existing Agreement.
     Subject to the terms of the Amended Agreement, Mr. Corbin has agreed that he will remain as both Chief Financial Officer of the Registrant and Chief Executive Officer of EPS through the filing of the Registrant’s Form 10-K for the year ending December 31, 2006 (but not later than March 15, 2007); provided, however, that if the Registrant has hired a successor Chief Financial Officer prior to such date, then Mr. Corbin will no longer be required to serve as Chief Financial Officer of the Registrant. In addition, the Letter Agreement provides as follows:
•	During the period that Mr. Corbin is serving as both Chief Financial Officer of the Registrant and Chief Executive Officer of EPS, his target bonus will be 100% of his base salary, with the amount of any such bonus to be determined in the discretion of the Compensation Committee of the Board of Directors of the Registrant. Once Mr. Corbin is no longer serving in both positions, his target bonus will return to 50% of his base salary.

•	In the event that a Change of Control of EPS (which is defined as the consummation of a transaction that results in the Registrant ceasing to own 50% of EPS or a sale of all or substantially all of the assets of EPS) occurs prior to January 1, 2007, Mr. Corbin has agreed to be employed, in the event that the Registrant so requests, as the principal executive officer responsible for EPS for the purchaser for a period of one year from the closing date of the transaction. Mr. Corbin will be entitled to the following benefits from the Registrant if he accepts such employment with the purchaser:
—	The portion of the option to purchase 600,000 shares of the Registrant’s common stock, at an exercise price of $8.13 per share, granted to Mr. Corbin on his first day of employment with the Registrant that would have vested during the period from the closing date of the Change of Control of EPS through and including October 13, 2007 will be deemed vested on the closing date and will remain exercisable for 90 days, the period specified in the applicable option agreement. As of the date of the Letter Agreement, there are two remaining vestings applicable to this grant: options to purchase 150,000 shares are scheduled to vest on October 13, 2006 and the remaining 150,000 are scheduled to vest on October 13, 2007.

—	The portion of the option to purchase 200,000 shares, at an exercise price of $7.84 per share, granted to Mr. Corbin on November 4, 2005 that would have vested during the period from the closing date of the Change of Control of EPS through and including May 1, 2008 will be deemed vested on the closing date and will remain exercisable for three months, the period specified in the applicable option agreement.

The first two vesting dates applicable to this grant are: options to purchase 44,000 shares are scheduled to vest on May 1, 2007 and 48,000 shares are scheduled to vest on May 1, 2008.

—	That portion of the Restricted Stock granted to Mr. Corbin that would have vested on the vesting date following the closing date (or if he remains employed for a transition following the closing date, following the date of termination of his employment with the Registrant) will be deemed vested on the dates on which such portion of Restricted Stock would have vested in accordance with its terms if Mr. Corbin remained in the employ of the Registrant so long as Mr. Corbin remains in the employ of EPS or its successor on the applicable vesting dates; provided, that if his employment is terminated by EPS or its successor after the closing date but prior to such vesting dates without cause, the vesting will be accelerated to the date of termination. The last vesting date applicable to the grant of 37,500 shares of restricted stock in March 2004 is scheduled to vest on March 17, 2007 with respect to the remaining 12,500 shares. The 40,000 shares of restricted stock granted to Mr. Corbin on November 4, 2005 are scheduled to vest on November 4, 2006 with respect to 8,800 shares and on November 4, 2007 with respect to 9,600 shares.

—	Mr. Corbin’s bonus for the fiscal year ending December 31, 2006 will be $375,000 and will be payable within 10 business days of the closing date of the Change of Control of EPS; and

—	Mr. Corbin will be eligible for a success bonus in the event of a Change of Control of EPS, the amount of which to be determined in the sole discretion of the Compensation Committee.
•	In the event there is a Change of Control of EPS and the Registrant does not request that Mr. Corbin be employed as the principal executive officer responsible for EPS following the closing date, Mr. Corbin would remain as Chief Financial Officer of the Registrant or hold another senior executive officer position with the Registrant.
     In the event of a Change of Control of the Registrant (as defined in the Existing Agreement), the Existing Agreement permitted Mr. Corbin to terminate his employment upon 30 days notice following the 12 month anniversary of the Change of Control of the Registrant and receive certain benefits as described in the Existing Agreement. The Amended Agreement provides for the following additional benefits:
•	payment of the Bonus Upon Termination (as defined in the Existing Agreement) for the year in which Mr. Corbin’s employment is terminated payable at such time as executive officer bonuses are paid generally; provided, however; that if Mr. Corbin is serving as both Chief Financial Officer of the Registrant and Chief Executive Officer of EPS at the time of the Change of Control of the Registrant, such payment of the Bonus Upon Termination will be for the year of termination and for an additional two years thereafter, payable at such time as executive officer bonuses are paid generally for such years, provided, further, that if Mr. Corbin is serving in one such role at the time of the Change of Control of the Registrant and he remains employed for two years following the closing date, he may resign and receive the additional 2 years of bonus; and

•	in addition, so long as Mr. Corbin does not terminate his employment prior to the 12 month anniversary of the closing date of a Change of Control of the Registrant, (i) the shares of Emdeon restricted stock granted to Mr. Corbin on each of March 17, 2004 and November 4, 2005 and the option to purchase Emdeon common stock granted to Mr. Corbin on November 4, 2005 will be deemed vested on such 12 month anniversary and (ii) the option granted to Mr. Corbin on his first date of employment will continue to vest through October 13, 2007, its last vesting date (in each case, without a requirement that Mr. Corbin terminate his employment to receive such benefit).
     The above summary is qualified in its entirety by reference to the Amended Agreement itself. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 1.01 in its entirety. In addition, to the extent required by Item 1.01 of Form 8-K, the following are incorporated by reference into this Item 1.01 pursuant to General Instruction B.3 of Form 8-K:
•	the description of the Existing Agreement in Item 11 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (as amended by Amendment No. 1) under the heading “Executive Compensation — Compensation Arrangements with Named Executive Officers — Arrangements with Andrew C. Corbin”;

•	the Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and

•	the November 3, 2005 amendment to the Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibits are filed herewith:
10.1	Letter Agreement, dated as of July 10, 2006, between the Registrant, Emdeon Practice Services, Inc. and Andrew C. Corbin

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: July 10, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Letter Agreement, dated as of July 10, 2006, between the Registrant, Emdeon Practice Services, Inc. and Andrew C. Corbin